UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2005 (August 8, 2005)

Rexahn Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50590 (Commission File Number)	11-3516358 (I.R.S. Employer Identification No.)

9620 Medical Center Drive
Rockville, Maryland  20850
(Address of principal executive offices) (Zip code)

(240) 268-5300
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

                On August 8, 2005, Rexahn Pharmaceuticals, Inc. (the “Company”) completed a private placement of $1.3 million aggregate principal amount of its convertible notes (the “Convertible Notes”) in offers and sales that occurred outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

                The holders of the Convertible Notes are entitled any time after September 19, 2005 until August 8, 2008 (the “Maturity Date”), or upon the occurrence and continuance of any of the events of default, to convert the principal amount of any Convertible Notes or portions thereof into Company common stock at a conversion price of $2.00 per share. The initial conversion price of $2.00 per share of Company common stock is subject to adjustment upon the occurrence of certain events, including the issuance of any additional capital stock after August 8, 2005 (other than the issuance of shares of common stock described in Item 3.02 to this Current Report on Form 8-K), without consideration or for a consideration per share less than the current market price per share of additional capital stock as of the time of such issuance. On the Maturity Date, any unconverted Convertible Notes will automatically convert into shares of Company common stock at a conversion price of $2.00 per share.

                The Convertible Notes do not bear interest, except that any overdue principal of the Convertible Notes will bear interest for each day from the Maturity Date to the date of actual payment, at a rate equal to 5% per annum, or, if an event of default occurs and is continuing, the Convertible Notes will bear interest, from the date of the occurrence of such event of default until such event of default is cured or waived, at a rate equal to 5% per annum.

                The Convertible Notes and the underlying Company common stock issuable upon conversion of the Convertible Notes have not been registered under the Securities Act and may not be offered or sold in the Unites States absent registration under the Securities Act or an applicable exemption from registration requirements under the Securities Act.

                The net proceeds of the Convertibles Note sale will be used to fund clinical trials of the Company’s drug candidates and for general corporate purposes.

                The foregoing summary is qualified in its entirety by the Form of Convertible Note incorporated herein as Exhibit 4.1.

Item 3.02.  Unregistered Sales of Equity Securities

                On August 8, 2005, the Company also completed a private placement of 4,175,000 shares of Company common stock, $.0001 par value per share at $2.00 per share for aggregate gross proceeds of $8.35 million pursuant to the Subscription Agreements dated August 8, 2005. The offers and sales occurred outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act.

                After payment of certain expenses by the Company, the Company received approximately $8.31 million in net proceeds upon closing of the private placement of the

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common stock.  The proceeds will be used to fund clinical trials of the Company’s drug candidates and other general corporate purposes.

                Shares of the common stock have not been registered under the Securities Act and may not be offered or sold in the Unites States absent registration under the Securities Act or an applicable exemption from registration requirements under the Securities Act.

                The foregoing summary is qualified in its entirety by the form of Subscription Agreement incorporated herein as Exhibit 10.1.

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Item 9.01. Financial Statements and Exhibits. (c) Exhibits. 4.1 Form of Convertible Note. 10.1 Form of Subscription Agreement. 99.1 Press Release dated August 11, 2005
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SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC. (Registrant)

	By	/s/ Chang H. Ahn

Chang H. Ahn President and Chief Executive Officer

Date: August 11, 2005

EXHIBIT INDEX 4.1 Form of Convertible Note 10.1 Form of Subscription Agreement 99.1 Press Release dated August 11, 2005